SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 2, 2006
                  Date of Earliest Event Reported: May 31, 2006



                            NATURAL GAS SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


            0-27862                                  41-1781991
--------------------------------     ----------------------------------------
    (Commission File Number)           (I.R.S. Employer Identification No.)


   820 Gessner, Suite 1340, Houston, Texas             77024
-------------------------------------------       ---------------
   (Address of Principal Executive Offices)          (Zip Code)


                                 (713) 935-0122
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


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TABLE OF CONTENTS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.01 UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 8.01 OTHER EVENTS

SIGNATURES


ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

            As previously reported in a Current Report on Form 8-K filed by Natural Gas Systems, Inc. ("NGS" or the "Company") with the SEC on February 2, 2005, the Company entered into a senior secured loan agreement (the "Loan Agreement") with Prospect Energy Corporation ("Prospect") providing for borrowings by the Company of up to $4.8 million. The borrowings were secured by substantially all of the Company's assets. The outstanding indebtedness bore interest at an annual rate equal to the greater of (a) 14% and (b) the Treasury Rate plus 9%, with interest payable in arrears on the last day of each month. All outstanding indebtedness was to become due in full on February 2, 2010. Pursuant to a number of amendments to the Loan Agreement, the total face amount of borrowings at maturity drawn by the Company was $5.0 million.

On May 31, 2006, the Company voluntarily prepaid all amounts due under the Loan Agreement totaling $5,437,352, representing the then-outstanding principal balance of $5,000,000, all accrued and unpaid interest, a prepayment penalty and certain other amounts due and owing under the Loan Agreement. The Company also issued Prospect an additional five-year warrant to purchase up to 100,000 shares of NGS common stock at an exercise price of $2.71 per share in satisfaction of a disputed obligation relating to a voluntary waiver by Prospect of a technical breach of a negative covenant by the Company. Concurrent with this repayment the Loan Agreement was terminated and all of the collateral attached thereto was released.

            The shares of common stock issuable upon exercise of the warrants held by Prospect are subject to a registration rights agreement, pursuant to which the Company has agreed to register sales by Prospect and its transferees of such shares under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include an unlimited number of piggyback registration rights that require NGS to register sales of a holder's shares when NGS undertakes a public offering.

            NGS issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.


ITEM 3.01  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.02 above.


Item 8.01 Other Events

As previously reported in a our Current Report on Form 8-K filed with the SEC on May 11, 2006, NGS through our wholly-owned subsidiary NGS Sub Corp, entered into a Purchase and Sale Agreement (the "Sale Agreement") on May 9, 2006 with Denbury Onshore, LLC., a subsidiary of Denbury Resources, Inc., to conduct an enhanced oil recovery project in the Company's Delhi Holt Bryant Unit within the Delhi Field in northeast Louisiana. The closing of the Sale Agreement has been extended from May 31, 2006 to June 6, 2006 and is subject to customary closing conditions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATURAL GAS SYSTEMS, INC.



Date:  June 2, 2006                    By:/s/ Robert Herlin
                                          -------------------------
                                          Robert Herlin, Chief Executive Officer


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